Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-78798, 333-31059, 333-52995, 333-104288) of Stratus Properties Inc. of our report dated March 23, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in this Form

10-K.

/s/PricewaterhouseCoopers LLP

Austin, Texas

March 30, 2004